UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

Commission File Number: 000-52374

Kryptic Entertainment Inc.
 (Exact name of registrant as specified in its charter)

Nevada	83-0510954
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

401 Atlantic Suites, Europort, Gibraltar
(Address of principal executive offices)

+353 696 8961
(Registrant’s telephone number, including area code)

Suite 208, 800 N. Rainbow Blvd. Las Vegas, NV
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed by Kryptic Entertainment Inc.  We are reporting the acquisition of a new business and providing a description of this business and its audited financials below. In addition, on February 28, 2011 we consummated a private placement to certain investors for an aggregate gross purchase price of $1,000,000 of 50,000 units (the “Units”) at $20.00 per Unit pursuant to a Subscription Agreement (the “Subscription Agreement”) with such investors (the “Private Placement”). The Units are comprised of four (4) shares of common stock, par value of $0.001 per share (the “Common Stock”), of Kryptic, Series A Warrant to purchase one (1) share of Common Stock at an exercise price of $7.50 per share and Series B Warrant (together with Series A Warrant, the “Warrants”) to purchase one (1) share of Common Stock at an exercise price of $10.00 per share.

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

•
“Kryptic,” “the Company,” “we,” “us,” or “our,” are references to the combined business of Kryptic Entertainment Inc, and its subsidiary, Farm Lands of Guinea Limited, and Farm Lands of Guinea Limited’s direct subsidiary, Land & Resources of Guinea SA.

•	“FLG” refers to Farm Lands of Guinea Limited, a British Virgin Islands business company, and our direct, wholly owned subsidiary, and/or its direct subsidiary, Land & Resources of Guinea SA;

•	“Land & Resources” refers to Land & Resources of Guinea SA, a limited liability company organized under the laws of the Republic of Guinea, and FLG’s direct 90%-owned subsidiary;

•	“Guinea,” refers to the Republic of Guinea;

•	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;

•	“Securities Act” refers to the Securities Act of 1933, as amended; and

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On February 28, 2011, we consummated a share exchange (the “Share Exchange”) with stockholders of FLG (the “FLG Stockholders”) whereby FLG Stockholders transferred 100% of the outstanding ordinary shares of FLG held by them, in exchange for an aggregate of 7,801,000 newly issued shares of our Common Stock. The shares of our Common Stock acquired by the FLG Stockholders in such transactions constitute approximately 86.7% of our issued and outstanding Common Stock on a fully-diluted basis after giving effect to the share exchange and the sale of the Units pursuant to the Subscription Agreement discussed below, but not including any outstanding purchase warrants to purchase shares of our common stock, including the warrants issued pursuant to the Subscription Agreement. In connection with the closing of the Share Exchange, the former principal stockholder agreed to and did cancel 4,500,000 shares of Common Stock held by him.

Subscription Agreement

On February 28, 2011 we entered into and consummated a Subscription Agreement (the “Subscription Agreement”) with certain investors pursuant to which the investors agreed to and did purchase for an aggregate of $1.0 million an aggregate of 50,000 Units with each Unit comprised of four (4) shares of Common Stock, Series A Warrant to purchase one (1) share of Common Stock at an exercise price of $7.50 per share and Series B Warrant (together with Series A Warrant, the “Warrants”) to purchase one (1) share of Common Stock at an exercise price of $10.00 per share.

Representations and Warranties; Indemnification: The Subscription Agreement contains representations and warranties by us and the investors which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization and voting rights; subsidiaries, authorization and enforceability of the transaction and transaction documents; financial statements; valid issuance of stock, governmental and third party consents being obtained or not required to consummate the transaction; litigation; intellectual property; employee benefits, employment matters; filing of tax returns; full disclosure; related party transactions; title to property and assets; and no brokers used, and with respect to the investors:  authorization, investment intent and accredited investor status. The Company has agreed to indemnify the investors and their affiliates against claims, costs, losses, damages, expenses and obligations arising out of or based on material misrepresentations by the Company made in the Subscription Agreement and breaches by the Company of material covenants in the Subscription Agreement.

Covenants: The Subscription Agreement contains certain covenants on our part, including the following:

Registration: we must file a registration statement covering the resale by the investors of 100% of our shares of Common Stock issued to the investors as part of the Units and shares of Common Stock underlying the Warrants (the “Resale Registration Statement”). The Resale Registration Statement must be filed with the SEC by April 14, 2011 (within 45 days after the February 28, 2011 closing date of the Subscription Agreement). The Subscription Agreement provides for liquidated damages of 1% per month of the purchase price of the securities purchased by the investors if the filing of the registration is delayed beyond April 30, 2011.

Listing: we have agreed to use our best efforts to file a listing application with the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, or Nasdaq Global Select Market, the Alternative Investment Market of the London Stock Exchange or the Toronto Stock Exchange or TSX Venture Exchange (the “Uplisting”) by May 28, 2011 (within 90 days after the closing) and use our reasonable efforts to complete such listing by August 28, 2011 (within six months after the closing).

Right of first refusal: the subscribers shall have the right to purchase up to 50% of any subsequent underwritten offering of the Company’s securities at or before the time of the Uplisting.

Make Good Provision: we have agreed to pay a penalty of $1,000,000 for each missed milestone, as described below, payable to each subscriber then holding shares purchased in the offering on a pro-rata basis (determined by dividing each subscriber’s issue price by the aggregate issue price delivered to the Company by the subscribers) within thirty (30) days of non-achievement of such milestone in shares of Common Stock valued at the lower of the then-current price per share on the OTC Bulletin Board or other exchange where the stock trades, or $5.00.

•	Execution of 99-year lease with the Ministry of Agriculture of the Republic of Guinea (the "MAG") for the N’Dema and Konindou properties by April 30, 2011.

•	Complete the exploration and mapping of Saraya property comprising 98,400 hectares of option land by June 30, 2011.

•
Completion and delivery to the MAG by September 16, 2011 of a suitability and viability survey for the Saraya property as provided for in the Option Agreement dated September 16, 2010 by and between the MAG and Land & Resources (the "Option Agreement").

•	Maintenance of the Option Agreement with the MAG in continued good standing by December 31, 2011.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 28, 2011, we completed the acquisition of FLG as a result of the Share Exchange. The acquisition was accounted for as a recapitalization effected by a share exchange. FLG is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of this transaction, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Exchange Act.

Our Corporate Structure

As set forth in the following diagram, following our acquisition of FLG, FLG became and currently is our direct, wholly-owned subsidiary.

Organizational History of FLG and Subsidiaries

FLG was incorporated in the British Virgin Islands as a Business Company on August 9, 2010.  The operating business of FLG will be conducted by Land & Resources, which was incorporated on September 14, 2010.  Land & Resources is a limited liability company under the laws of Guinea.  Land & Resources is 90% owned by FLG and 10% owned by the Guinea Ministry of Agriculture.

DESCRIPTION OF BUSINESS

Overview

FLG through its 90%-owned subsidiary, Land & Resources, a limited liability company organized under the laws of the Republic of Guinea (“Guinea”), intends to engage in rehabilitation and farming of land in Guinea. Land & Resources currently plans to develop 8,815 hectares in the villages of N’Dema and Konindou to grow maize and soybeans in rotation as a pilot scheme for the development of 98,400 hectares lying to the south and east of Saraya.

Land & Resources is a development stage agricultural company in Guinea.  It intends to engage in acquiring and consolidating farm land and operations in Guinea and rehabilitating them back into production using modern agricultural techniques and practices. Pursuant to the Contract for a Program of Agricultural Development in Guinea dated September 16, 2010 (the “Contract for Development”), the Ministry of Agriculture of Guinea (“MAG”) has agreed to grant to Land & Resources 99-year leases over two parcels of land in the villages of N’Dema and Konindou of 5,340 and 3,475 hectares respectively to be developed as agricultural land. The leases are in a form agreed upon by both parties to the Contract for Development with the execution of leases preliminarily scheduled to take place on or about March 15, 2011.  The rent payments under each proposed lease are nominal.

The land lots to be leased require development before any agricultural production can start. This will involve removal of existing forestation in the form of bush and leveling the land to be suitable for a large scale agricultural use. Land & Resources is currently focused on developing the first stage of its pilot project in the village of N’Dema in Guinea on a 300 hectares land lot to grow maize and soybeans in rotation. This initial stage is planned to start following the execution of the lease with the Ministry of Agriculture of Guinea and be completed by the end of 2012.  The entire pilot project (the “Pilot Project”) involves development for agricultural use of both parcels of land in N’Dema and Konindou and is planned to go into active phase following the completion of the first stage of the project on 300 hectares in N’Dema. Farm Lands of Guinea intends to raise additional capital to complete this development.

On September 16, 2010, Land & Resources and MAG entered into an Option Agreement (the “Option Agreement”) pursuant to which Land & Resources was granted an option to assume a lease of approximately 98,400 hectares located in the village of Saraya in Guinea (the “Option Land”) on the same terms as the Pilot Project.  Under the Option Agreement, as a consideration for the grant of the option, within a year after the execution of the leases for the Pilot Project Land & Resources shall conduct a full survey of suitability and viability of the Option Land for long term commercial soybean, maize and rice farming taking into account factors including land fertility, climate, availability of local labor, local land ownership interests, likely market demand, economics and other relevant factors.

On October 25, 2010 Land & Resources signed a Protocol d’Accord with MAG (the "Protocol D'Accord") under which the Company undertook obligations to survey and map additional underutilized land in Guinea estimated to be up to 1.5 million hectares of combined area and prepare it for disposal under 99-year leases. In consideration thereof the Ministry of Agriculture has agreed to grant Land and Resources exclusive marketing rights with a commission of 15% being payable on closed sales.

Set forth below is the map showing all three locations in the villages of N’Dema, Konindou and Saraya to be developed by Land & Resources pursuant to the proposed leases, the Contract for Development and the Option Agreement.

N’Dema, Dabola

The parcel of land lays 19 kilometers south by east of Dabola which is 430 kilometers east of Conakry, the capital of the Republic of Guinea.  It is linked to the N1 by a B road which while unpaved is in excellent condition.  This road, to which the property has a frontage of about 10 kilometers, forms its northern boundary.  The N1 is the principal east/west arterial highway connecting Conakry to Kankan, the Republic’s third city.  West of Dabola the N1 is in reasonable condition; to the east it is not.  In colonial times the railway ran through Dabola.  It no longer functions but a protocol d’accord has been signed with Chinese interests to re-instate it.  Work is scheduled to start after confirmation of the recent Presidential election by the Supreme Court of the Republic of Guinea.

The property is at the head of a valley which is drained by the River Niantan.   It is sheltered to the north by a range of hills some 3 kilometers away which rise to 1000 m. It is also sheltered to the east and south by hills, again about 3 kilometers distant. The property is presently unfenced but the extent of the estate has been agreed with the Ministry of Agriculture of the Republic of Guinea as having the following co-ordinates and bearings on the western and eastern extremities of the property: north western boundary point N10.40.895 W10.57.354, bearing 148 degrees 8 kilometers to south western boundary point N10.37.141 W10.55.199; the northern boundary follows the N’Dema/Konindou road (allowing a 10 metre verge) approximately due west to the north eastern boundary point N10.40.952. The distance recorded between the two points by GPS was 8.83 kilometers. The south eastern boundary point was fixed by taking a bearing 139 degrees from the original estate plan and producing the line 5 kilometers, again using data from the plan to fix the south eastern boundary point at N10.38.64 W10.50.069.  The area of the N’Dema estate by GPS is 5,340 hectares. The southern boundary of the estate is irregular and follows physical features.  The site is generally level with some undulation.  It is covered with relatively open scrub and forest, the trees of which rise to about 15 metres.  The above plan forms part of the lease.

Konindou

Konindou is a large traditional village lying 14 kilometres east of N’Dema.

The land comprises 3,475 hectares and is of similar quality to the parcel in N’Dema, although lighter and sandier.  It is also predominantly flat, rising steeply at the eastern boundary.  The rainfall pattern affecting this property is similar to Dabola some 33 kilometres to the west.

The land at Konindou starts about 1.5 kilometers east of the eastern boundary of the N’Dema parcel.  It comprises of predominantly virgin land suitable for cropping with small areas being used for subsistence farming by the local people. It will require less clearance than the N’Dema land, but might require a heavier application of fertiliser to regenerate it. The quality of the land is variable but much of it is excellent agricultural use.  Some 3,475 hectares approximately have been identified.  The parcel is irregularly shaped running first north from N10.40.115 W10.50.288 5.57 kilometers to N10.43.090 W10.50,704, then east 8.05 kilometers to N10.43.286 W10.46.290,  then north again 2.09 kilometers to N10.44.423 W10.46.353, then east 1.6 kilometers to N10.44.516 W10.45.466, then south 2.63 kilometers to N10.43.110 W10.45.302, then south west 10.65 kilometers to the starting point.  Evidence from a number of wells inspected suggests that the water table lies between 3 and 8 metres below the surface.  Konindou is large enough to be capable of providing up to one hundred skilled workers to carry out the manual part of the land clearance.

Saraya

The Option Land lies to the south of the N1 approximately 100 kilometers east of Dabola between the villages of Saraya and Diata. It comprises approximately 98,400 hectares and has a frontage to the N1 of approximately 20 kilometers.  It extends 40 kilometers to the south of the N1.  It is between 200 and 500 meters above sea level.  It is watered and drained by the River Banie.  The average annual rainfall is about 1,400 millimeters.  The land is verdant and fertile and largely covered in low scrub and bush. Small scale agriculture is practiced.  Groundnuts and maize are grown.  The route of the railway that is planned to be rebuilt by the government with participation of Chinese investors passes through the land.

Industry Overview

The Republic of Guinea is a former French colony. It is a West African country on the North Atlantic Ocean, bordering Senegal, Mali, Ivory Coast, Liberia, Sierra Leone and Bissau.  It is part of the emerging African reformation chain and now presents the optimum timing opportunity for investment in agriculture. Conakry with a population of approximately 1.5 million people is the largest city and the seat of the national government.  The Country has a population of approximately eight million.  The official language is French and the principal religion is Islam. The government was essentially a military dictatorship until the end of 2010 when following free elections Alpha Condé was elected the president of Guinea. Guinea has abundant natural resources, including significant gold and diamond deposits and also more than one third of the world’s known bauxite reserves.  Even during problematic periods the country has always had a strong mining sector.  By contrast, although agriculture accounts for 24% of its GDP and employs 84% of the active population, the sector has stagnated since independence and less than 3% of Guinea’s arable land is currently being cultivated.

The Guinean government adopted policies in the 1990s to return commercial activity to the private sector, promote investment, reduce the role of the state in the economy and improve the administrative and judicial framework.  The Government revised the private investment code in 1998 to stimulate economic activity in the spirit of free enterprise.  The code does not discriminate between foreigners and nationals and allows for repatriation of profits.  It is undeniable that there are numerous problems facing the Guinea economy, but this has not detracted a wide range of foreign investors, notably large international aluminum producers, Australian, British, Canadian and Swiss mining consortia prospecting for gold, diamonds and other metals and more recently the China International Fund announced its intention to invest $7 billion in infrastructure projects. Multinational corporations currently operating in Guinea include BHP Billiton, Rio Tinto, RUSAL, Royal Dutch Shell, and Dana Petroleum, among others. Guinea is a fertile country.  Its mineral resources have pushed the development of agriculture into second place.  Its present subsistence model cannot adequately feed its increasingly urban population.  Its plentiful rain fall and virgin soil offer opportunities to create an export business in a world with a growing demand for food.

Since independence in 1958 much of the arable land in the Republic of Guinea has been neglected.  The once vibrant agricultural sector has largely disappeared.  The Ministry of Agriculture has therefore been examining ways to regenerate vast areas of scrubland and make it suitable for modern methods of agriculture.  Recognizing that Guinea’s climate is suitable for the production of a number of crops including Soya, the Ministry of Agriculture has been seeking partners to assist it in developing this aspect of Guinea’s resources.

Corn-like Maize is a staple food in Guinea. According to data collected by the Ministry of Agriculture of Guinea, there is currently a national shortfall of 500,000 tons of this product which to date has been filled with importation from international markets.  Local production is carried out by farmers and does not involve use of fertilizer, mechanized tools and machinery. As a result, the yields of the crop are poor and well below the needs of the local market.

Bean crop Soya is not in significant production in Guinea.  There is currently a substantial consumption shortfall in home produced cooking oil for which manufactured Soya or soybeans is particularly well suited. The shortfall is compensated for by importing Soya derived oil from international markets.  The three major regions where Soya is grown profitably are the United States of America, Brazil, and Argentina.  Each of them suffers local disadvantages.  Farmers in the United States face first world costs.  The Brazilians have to cope with vast distances and poor roads.  In Argentina the government retains 35% of the gross yield at no charge.  By contrast, the government of the Republic of Guinea actively promotes rather than penalizes production.

Production

Overview

The Company proposes to develop the leased land to grow in rotation, maize and soybeans.  Given the rainfall, the temperature profile and the nature of the soil, it is anticipated that the land when developed will produce about 4 tons of soybeans per hectare.  The rotation will be one year of maize followed by two years of Soya.

Development

The land is covered by sparse forestation which needs to be removed. The work required to remove bush is not complicated and the local labour force is accustomed to it.  Modern hand tools and machinery including a Seppi Maxiforst Mulcher and a Seppi Multisoil stump crusher powered by two Fendt 930 tractors will be used.  Given the current weakness of the dollar, consideration will be given to sourcing alternative machines in the United States of America.  The workers and the machine operators, experienced in bush clearance, will be assembled into teams. The next step of the process is producing a level surface into which to direct drill and over which subsequently to run a modern combine harvester.  There exist opportunities to defray some of the cost of clearance from the proceeds of charcoal production and the sale of timber.

Turning bush into arable land will naturally change the landscape but by leaving wildlife corridors between each paddock, generous margins around water courses, and by instigating from the outset a strict spraying policy, the impact on wildlife should be restricted.  A greater food supply should benefit such local wildlife as currently exists.  The provision of wildlife corridors, the protection of watercourses and the loss from escarpments will reduce the viable area by approximately 25%.  An initial estimate of the net farmable land of the two trial parcels is 6.700 hectares.  A budget for land clearance has been set at $500 per arable hectare.  The land will be cleared with machines and local teams during the dry season, which starts in November with manual work continuing even during the summer rainy months.  The process of developing the land will not stop upon it being cleared.  It can take up to a further four years while the land is drilled and counter-drilled until the paddocks become fully level and yield their optimum crop levels.

Crops

Groundnuts are currently the crop of choice of the indigenous farmers but by breaking up the topsoil the land is immediately subject to the vagaries of the weather and subsequent erosion. Land which grows groundnuts will grow soybeans.  The only reservation concerning the efficacy of Soya as a crop is that as a bean it is quite delicate and the weight of rainfall may be detrimental.  There are, however, sturdy varieties such as those used in Brazil which successfully endure tropical rain. The evidence of traditional husbandry is that the land will grow maize and it is the intention that it will be the first crop grown on the land first cleared.  The reasons are threefold: (1) the platform of the harvester is set higher than for Soya which reduces the possibility of damage from obstructions in recently cleared land (2) the post-harvest detritus leaves heavier mulch than Soya and (3) there is a strong national market for the crop.

The second crop planted will be Soya. Soybeans are one of the “biotech food” crops that have been genetically modified. In 1995 Monsanto introduced “Roundup Ready” soybeans that were genetically modified (“GM”) to be resistant to the herbicide known as glysophate and marketed as “Roundup,” which dramatically reduces the cost and difficulties of production. The great bulk of soybean grown in South America is genetically modified and in the US this figure is now up to 93%.  A small premium market exists principally in Europe for the non-genetically modified strains. At present the EU still bans the import of GM soy into either the animal or human food chain, unless meeting extensive certification standards. No convincing evidence however exists that the inclusion of genetically modified strains into the human or animal food chain has any detrimental effect. The discomfort at its use appears to be largely a rich nation phenomenon. Soybeans provide affordable protein for people who live on a subsistence level and there is an ever-increasing market for this valuable source of food. China in 2010 increased its soybean imports for the third consecutive year, from 37.44 million tons in 2008, to an estimated 53.96 million tons this year.

Whichever variety, the plant is amazing in its vigour and versatility. It has been used in the East since time immemorial and was considered sacred for its use in crop rotation as a method of fixing nitrogen into the soil prior to ploughing and planting other food crops. It is high in protein producing twice as much per hectare as other grain or vegetable crops, and can be used for making a multitude of end products including flour, milk substitute, animal feed, processed foods and the oil extracted  estimated at 19% is used primarily as vegetable oils but also in many industrial applications including the creation of biodiesel.

The cropping of land in rotation of soybeans and maize increases fertility, because the detritus of the harvest acts as both a cover from the sun and when decomposed, fertilises the soil. It is essential that all livestock is excluded from the land while it lies fallow as the rotting process is paramount. Although small scale and unimportant there was evidence in Konindou of the damage done to the soil by the prolonged cultivation of peanuts that are harvested by turning the soil in a process similar to harvesting potatoes.  The harvest coincides with the beginning of the dry season which means that the soil completely dries out.  The cultivation of Soya/maize leaves the soil protected from the sun by a mass of vegetation, which in turn rots and puts back nutrients into the soil.

Raw Materials

Initially, the Company plans to purchase fertilizer from the local merchants in Conakry. If larger amounts are needed during the subsequent years, it will access international markets for importation. The amount of fertilizer required for the first stage of the Pilot Project is estimated to be approximately 30 to 45 tons which can be purchased locally. Seeds and pesticides will be sourced from regional and international producers at current market prices.

Crop Storage

The Company plans to adopt for storage a technology called the “chorizo” which proved to be a success in Argentina.  Essentially, it is a 100-meter plastic “sausage” into which the grain is fed, the air is vacuumed out with a simple device that fits on the back of a tractor powered by the power take-off, and the unit is sealed.  As long as the air does not get in, the crop is secure for up to 18 months.  This eliminates the need to build silos. Nor is there any need to sell the crop at the time of glut.

Sales and Marketing

The genesis of the project was an invitation from the Guinea Minister of Agriculture to bring modern agriculture to Guinea.  His motivation was the country’s current 500,000-ton maize shortfall that arose from the production failure of traditional indigenous agriculture, the chief power source of which is oxen.  Maize currently retails in Guinea at about $360 per ton depending on season and location.  This leaves a significant margin for transport and bagging.  With maize we will be producing a crop in short supply. As a consequence, we do not plan at this stage to engage in special sales or marketing programs.  Our initial production of soybeans will be relatively small.  The intention is to keep all the seed for the following year’s planting.

Employees

We currently have no employees. We plan to add up to at least 40 employees at the start of the active development of our properties.

Seasonality

Guinea is equatorial.  Crops may be grown throughout the year if irrigated during the dry season (November-March).  We do not intend to irrigate having taken into account the cost and will rely on rainfall which averages 1400 mm per annum which is more than sufficient for single cropping.

Competition

Our main competitors are local importers/traders and local producers.  We intend to offer high quality products from local sources at a competitive price, which we believe will provide a competitive advantage over the imported products and has the potential to encourage the importers to switch from their overseas suppliers to our products. Local producers are unlikely to be able to compete with us in terms of technology and efficiencies of scale, and the diversification of the market should ease the levels of competition. While local producers are not able to compete with us in terms of technology and efficiencies of scale, it is recognized that some of these local growers will continue to conduct small scale processing for their own consumption.

Our other competitors are agencies such as non-governmental organizations. However, one of our marketing strategies will be to form alliances with such organizations, for example by selling them our products to meet their needs in Guinea or elsewhere in the region at competitive prices.

Research and Development

We will carry out no original research and development. Save that we will experiment with different varieties of genetically modified seed products which are generally available.

Intellectual Property

The Company does not own any intellectual property.

Regulation

The Company will comply with standards laid down by the government of the Republic of Guinea where they apply to agricultural production.

DESCRIPTION OF PROPERTY

Pursuant to the Contract for a Program of Agricultural Development in Guinea dated September 16, 2010 (the “Contract for Development”), the Ministry of Agriculture of Guinea (“MAG”) has agreed to grant to Land & Resources 99-year leases over two parcels of land in the villages of N’Dema and Konindou of 5,340 and 3,475 hectares respectively to be developed as agricultural land. The leases are in a form agreed upon by both parties to the Contract for Development with the execution of leases preliminarily scheduled to take place on or about March 15, 2011.  The rent payments under each proposed lease are nominal.

On September 16, 2010, Land & Resources and MAG entered into an Option Agreement (the “Option Agreement”) pursuant to which Land & Resources was granted an option to assume a lease of approximately 98,400 hectares located in the village of Saraya in Guinea (the “Option Land”) on the same terms as the Pilot Project.  Under the Option Agreement, as a consideration for the grant of the option, within a year after the execution of the leases for the Pilot Project Land & Resources shall conduct a full survey of suitability and viability of the Option Land for long term commercial soybean, maize and rice farming taking into account factors including land fertility, climate, availability of local labor, local land ownership interests, likely market demand, economics and other relevant factors.

On October 25, 2010 Land & Resources signed a Protocol d’Accord with MAG (the "Protocol D'Accord") under which the Company undertook obligations to survey and map additional underutilized land in Guinea estimated to be up to 1.5 million hectares of combined area and prepare it for disposal under 99-year leases. In consideration thereof the Ministry of Agriculture has agreed to grant Land and Resources exclusive marketing rights with a commission of 15% being payable on closed sales.

The Company believes that the foregoing properties are adequate for its present needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

Forward Looking Statements

CERTAIN STATEMENTS IN THIS REPORT, INCLUDING STATEMENTS IN THE FOLLOWING DISCUSSION, ARE WHAT ARE KNOWN AS "FORWARD-LOOKING STATEMENTS", WHICH ARE BASICALLY STATEMENTS ABOUT THE FUTURE. FOR THAT REASON, THESE STATEMENTS INVOLVE RISK AND UNCERTAINTY SINCE NO ONE CAN ACCURATELY PREDICT THE FUTURE. WORDS SUCH AS "PLANS", "INTENDS", "WILL", "HOPES", "SEEKS", "ANTICIPATES", "EXPECTS "AND THE LIKE OFTEN IDENTIFY SUCH FORWARD-LOOKING STATEMENTS, BUT ARE NOT THE ONLY INDICATION THAT A STATEMENT IS A FORWARD-LOOKING STATEMENT. SUCH FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS CONCERNING OUR PLANS AND OBJECTIVES WITH RESPECT TO THE PRESENT AND FUTURE OPERATIONS OF THE COMPANY, AND STATEMENTS WHICH EXPRESS OR IMPLY THAT SUCH PRESENT AND FUTURE OPERATIONS WILL OR MAY

PRODUCE REVENUES, INCOME OR PROFITS. NUMEROUS FACTORS AND FUTURE EVENTS COULD CAUSE THE COMPANY TO CHANGE SUCH PLANS AND OBJECTIVES OR FAIL TO SUCCESSFULLY IMPLEMENT SUCH PLANS OR ACHIEVE SUCH OBJECTIVES, OR CAUSE SUCH PRESENT AND FUTURE OPERATIONS TO FAIL TO PRODUCE REVENUES, INCOME OR PROFITS. THEREFORE, THE READER IS ADVISED THAT THE FOLLOWING DISCUSSION SHOULD BE CONSIDERED IN LIGHT OF THE DISCUSSION OF RISKS AND OTHER FACTORS CONTAINED IN THIS REPORT ON FORM 8-K AND IN THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. NO STATEMENTS CONTAINED IN THE FOLLOWING DISCUSSION SHOULD BE CONSTRUED AS A GUARANTEE OR ASSURANCE OF FUTURE PERFORMANCE OR FUTURE RESULTS.

Unless the context otherwise requires, the "Company", "we," "us," and "our," refer to (i) Kryptic Entertainment, Inc.; (ii) Farm Lands of Guinea Ltd. (“FLG”), and (iii) Land & Resources of Guinea SA (“Land & Resources”).

Overview

Kryptic Entertainment Inc. was incorporated on October 11, 2007 in the State of Nevada. Our business was focused on the development and sale of internet based interactive entertainment games for use by the general public. We are in the early stages of developing our first game that we have named "Krypton Jam." We have had no revenues and no user subscriptions for our game. We are currently evaluating the future market for our internet games business.

On February 28, 2011, we consummated a share exchange with stockholders of FLG (the “FLG Stockholders”) whereby FLG Stockholders transferred 100% of the outstanding ordinary shares of FLG held by them, in exchange for an aggregate of 7,801,000 newly issued shares of our Common Stock representing approximately 86.7% of our issued and outstanding Common Stock.

On February 28, 2011 we entered into and consummated a Subscription Agreement (the “Subscription Agreement”) with certain investors pursuant to which the investors agreed to and did purchase for an aggregate of $1.0 million an aggregate of 50,000 Units with each Unit comprised of four (4) shares of Common Stock, Series A Warrant to purchase one (1) share of Common Stock at an exercise price of $7.50 per share and Series B Warrant (together with Series A Warrant, the “Warrants”) to purchase one (1) share of Common Stock at an exercise price of $10.00 per share.

The share exchange and the private placement resulted in (i) a change in control of Kryptic with the shareholders of FLG owning approximately 86.7% of issued and outstanding shares of common stock of Kryptic, (ii) FLG becoming a wholly-owned subsidiary of Kryptic, (iii) Land & Resources becoming an indirect 90% owned subsidiary of Kryptic, and (iv) appointment of certain nominees of FLG as directors and officers of Kryptic and resignation of Shan Qiang as sole director, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of Kryptic.

FLG was incorporated in the British Virgin Islands as a Business Company on August 9, 2010. FLG through its 90%-owned subsidiary, Land & Resources, a limited liability company organized under the laws of the Republic of Guinea on September 14, 2010 (“Guinea”), intends to engage in rehabilitation and farming of land in Guinea. Land & Resources currently plans to develop 8,815 hectares in the villages of N’Dema and Konindou to grow maize and soybeans in rotation as a pilot scheme for the development of 98,400 hectares lying to the south and east of Saraya.

Results of Operations

We did not have any revenues during the fiscal year ended September 30, 2010 or during the three month period ended December 31, 2010.

We incurred operating expenses of $20,365 and $5,287 for the fiscal year ended September 30, 2010 and the three month period ended December 31, 2010, respectively. Our operating expenses primarily consisted of Administrative Expenses.

The Company realized a net loss from continuing operations of $20,365 for the fiscal year ended September 30, 2010, and $5,287 for the three month period ended December 31, 2010.

Liquidity and Capital Resources

The Company does not currently have sufficient resources to cover ongoing expenses and expansion. As of December 31, 2010, the Company had no cash and current liabilities of $15,652. On February 28, 2011, we consummated a private placement of our securities which resulted in net proceeds to us of $350,000. We plan on raising additional funds from investors to implement our business model.  In the event we are unsuccessful, this will have a negative impact on our operations.  Our owners have previously provided funding for working capital needs and our expectation is that they will continue to do so.

If the Company cannot find sources of additional financing to fund its working capital needs, the Company will be unable to obtain sufficient capital resources to operate our business. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient working capital funding will have an immediate material adverse effect upon our financial condition and our business.

Our operations used $25,652 in cash since inception in August 2010.  The cash was provided to us by our owners.

Critical Accounting Policies

Development stage entity

The Company is considered a development stage entity, as defined in FASB ASC 915, because since August 2010 it has not commenced operations that have resulted in significant revenue and the Company’s efforts have been devoted primarily to activities related to raising capital.

Going concern

As shown in the accompanying financial statements, the Company had no cash, a deficit working capital, an accumulated deficit, a total deficit, and a net loss through December 31, 2010, which raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amount and classification of liabilities that might be necessary in the event the Company cannot continue in existence. Mangement intends to seek new capital from owners and related parties to provide needed funds.

Off Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Share Exchange and the Private Placement described in Item

1.01 of this report by (i) persons who beneficially own more than 5% of our Common Stock; (ii) our directors; (iii) our executive officers; and (iv) all of our executive officers and directors as a group. The address for each officer and director is c/o Kryptic Entertainment, Inc., 401 Atlantic Suites, Europort, Gibraltar.

Name	Office	Shares Beneficially Owned(1)	Percent of Class(2)

Officers and Directors

Sir Redmond Watt	Director	5,000	0.06%

Mark Keegan(3)	Director and CEO	1,900,750	21.12%

Cherif Haidara(4)	Director	1,495,524	16.62%

Michael Barton	Director and CFO	36,000	0.40%

Nigel Woodhouse	Director	25,000	0.28%

All officers and directors as a group (6 persons named above)		3,462,274	38.47%

5% Securities Holders

Daniel McClory(5)		2,516,667	27.96%

Principal Corporate Investor Ltd(6)		1,126,800	12.52%

Ashton Agricultural & General Ltd(3)		975,000	10.83%

David Pearl(7)		824,260	9.16%

La Solution SARL(4)		651,147	7.23%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Based on 9,000,000 shares of the Company’s common stock outstanding immediately after the Closing and after giving effect to the Share Exchange and the Private Placement.

(3)	Includes shares held by family members of Mr. Keegan and entities affiliated with Mr. Keegan as follows:

-	975,000 shares held by Ashton Agricultural & General Ltd, a company controlled by Mr. Thomas Keegan and Ms. Katherine Keegan, respectively the son and the daughter of Mr. Keegan
-	20,000 shares held by Mr. Thomas Keegan
-	1,000 shares held by Ms. Katherine Keegan.

Additionally, Mr. Keegan has an ownership stake in Principal Corporate Investor Ltd ("PCI") which holds 904,750 ordinary shares of FLG for the benefit of Mr. Keegan and 222,050 ordinary shares of FLG for the benefit of David Pearl.  As a result, 904,750 of the shares held by PCI are included in the calculation of the number of shares beneficially owned by Mr. Keegan. The address of Ashton Agricultural & General Ltd is Ashlack, Kirkby in Furness, Cumbria, LA17 7XN.

(4)	Includes 651,147 shares held by La Solution SARL, a company controlled by Mr. Haidara. The address of La Solution SARL is Hotel Kaloum, Conakry 1, West Africa.

(5)	Includes shares held by entities controlled by Mr. McClory as follows:

-	1,760,000 shares including 440,000 shares held by each of Viceroy Ventures Limited, Endor Enterprises Limited, Cadogen & Cie Limited and Montepagano SIM Limited
-	333,334 shares held by Hybristic Equity Partners Limited
-	423,333 shares held by The Bosphorous Group, Inc.

The address of Mr. McClory is 26895 Aliso Creek Rd, Ste B-336, Aliso Viejo, CA 92656.

(6)
Messrs. Pearl and Keegan have the voting and investment power over the shares held by Principal Corporate Investor Ltd. The address of Principal Corporate Investor Ltd is 401 Atlantic Suites, Europort, Gibraltar.

(7)	Includes shares held by family members of Mr. Pearl and entities affiliated with or controlled by Mr. Pearl as follows:

-	62,243 shares held by Mr. George Bamford, the son-in-law of Mr. Pearl
-	112,243 shares held by Ms. Leonora Bamford, the daughter of Mr. Pearl
-	100,000 shares held by each of Messrs. Harry Pearl and Rufus Pearl, the sons of Mr. Pearl
-	12,200 shares held by Ms. Jane Leaver, the sister of Mr. Pearl
-	100,000 shares held by Ms. Rosamond Pearl, the spouse of Mr. Pearl
-	1,200 shares held by Mr. Simon Pearl, the brother of Mr. Pearl

Additionally, Mr. Pearl has an ownership stake in PCI which holds 904,750 shares for the benefit of Mark Keegan and 222,050 shares for the benefit of Mr. Pearl.  As a result, 222,050 of the shares held by PCI are included in the calculation of the number of shares beneficially owned by Mr. Pearl. The address of Mr. Pearl is Ballyneale House, Ballingarry, Co. Limerick, Ireland.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

In connection with the change in control of the Company described in Item 5.01 of this report, effective on February 28, 2011, we appointed Mr. Mark Keegan as our Chief Executive Officer and Mr. Michael Barton as our Chief Financial Officer. Mr. Shan Qiang resigned as our officer and sole director at the same time. Effective on February 28, 2011, we appointed Sir Redmond Watt as our Chairman and Messrs. Nigel Woodhouse, Cherif Haidara, Mark Keegan and Michael Barton as our directors.

The following table sets forth certain information as of February 28, 2011 concerning our directors and executive officers:

Name	Age	Position

Sir Redmond Watt	60	Chairman of the Board

Mark Fitzpatrick Keegan	63	Director, Chief Executive Officer

Michael Barton	53	Director, Chief Financial Officer

Nigel Woodhouse	61	Director

Cherif Haidara	46	Director

Sir Redmond Watt, age 60, is the Chairman of the Board of Directors of FLG.  General Watt retired in 2008 as Commander-in-Chief of the British Army, responsible for 125,000 military and civilian personnel. A U.K. national, he was Chairman of the Land Management Board and responsible for the British Army's annual operating budget of £5.5 billion (US$8.2 billion).  Although a career officer, General Watt has a degree in law from Christ Church College, Oxford and has always played an active part in his family's construction business. We believe that Sir Redmond Watt is well suited to be our chairman based on his extensive leadership experience acquired during his military service.

Mark Fitzpatrick Keegan, age 63, is the Chief Executive Officer and a Member of the Board of Directors of FLG and Director of L&R.  Mr. Keegan received a bachelor’s degree from Trinity College Dublin in 1970.  A U.K. national, he comes from a farming background and his family owns a 3,000 acre sheep farm in the North of England.  Mr. Keegan was involved in the real estate business in the U.K., North America and Europe until 2000, when he acquired a number of farms in Argentina, including El Choique on the edge of Pampa Seca, which previously had been a cattle ranch.  This was transformed into a highly productive Soya and maize farm.  In 2008 the farms were sold at a very substantial profit and he has since been looking for other opportunities in the agricultural sector.  He speaks fluent Spanish and will be the link in bringing Argentine agricultural expertise to Guinea. We believe that Mr. Keegan's qualifications and his over 30 years of experience in the real estate business and agribusiness provide a unique perspective for our board.

Michael Barton, age 53, is the Chief Financial Officer and a Member of the Board of Directors of FLG. Mr. Barton is a practising Chartered Accountant and a Graduate Psychologist.  He is a partner of Rotherham Taylor.  He has held a number of roles within the profession including President of the North West Society of Chartered Accountants, Deputy Chairman of the Institute of Chartered Accountants in England and Wales Audit Registration Committee and is currently Deputy Chairman of the Institute of Chartered Accountants Investigation Committee and Chairman of the Re-admissions Committee.  He has held appointments as Chairman, Finance Director and non-Executive Director of both LSE-AIM and fully listed companies on the London Stock Exchange.  He was Chairman of New Hibernia Investments Ltd, a vehicle for agricultural investments in Argentina from 2004 to 2009. We believe that Mr. Barton's expertise in financial and accounting matters based on his extensive experience as chartered accountant position him well as our director.

Nigel Woodhouse, age 61, is a director of FLG.  Mr. Woodhouse, a U.K. national, is a Fellow of the Royal Geographical Society, who has had a 35-year career in Horticulture and Aquaculture.  He was founder and CEO of Hawkshead Trout Farm between 1980 and 2010 where he pioneered the principals of organic aquaculture. He has chaired the AQS Committee of the Soil Association from 1998 to date. He is a Trustee of the Soil Association and until November 3, 2010 served on the Management Committee of that organization. He is a member of an advisory board advising the English Government’s Department of the Environment, Food, and Rural Affairs.  For the past 15 years he has been consulted in writing standards for UK and European organic movements. We believe that Mr.  Woodhouse is well suited to sit on our board based on his extensive experience in organic agriculture.

Cherif Haidara, age 46, is a Member of the Board of Directors of FLG and Director of L&R and is a citizen of the Republic of Mali.  Mr. Haidara has an MBA in administration from École Nationale d'Administration du Mali and has been CEO since 1998 of La Solutions Inc, which advises companies with business interests in West Africa.  He is also a Director of Sovereign Mines of Guinea Limited.  Mr. Haidara was General Manager of Societe d'Ingenierie de Financement pour l'Afrique from 1990 to 1994 and of Inversora Merden Inc. from 1994 to 1996, responsible for negotiations to re-establish diplomatic relations between Israel and Senegal, Mauritania and Niger. From 1995 to 1997 he was Adviser to the President of Comore and from 1995 to 1998 Special Adviser to the President of Niger. We believe that Mr. Haidara is well suited to sit on our Board based on his extensive experience in development of various projects in Guinea.

Board Committees

We currently do not have standing audit, nominating or compensation committees.  Currently, our entire board of directors is responsible for the functions that would otherwise be handled by these committees.  We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable.  We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.  The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Audit Committee Financial Expert

The Board of Directors has determined that Michael Barton is our Audit Committee financial expert, as defined under Item 407(d)(5)(i) of Regulation S-K.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees and officers, and the members of our Board of Directors. A copy of the code of ethics is included as Exhibit 14.1 herewith.

Compensation of Officers and Directors

The Company currently has no formal compensation program for its executive officers, directors or employees.

Shan Qiang has served as our chief executive officer, secretary and treasurer since November 5, 2009. From October 11, 2007 through November 5, 2009 John Lagourgue served as our chief executive officer. Neither Mr. Qiang nor Mr. Lagourgue, nor any other person received any compensation from us during the fiscal years ended March 31, 2010 or 2009, which would be reportable pursuant to this item.

No written employment agreements or retirement, pension, profit sharing, stock option or insurance programs or other similar programs are currently in place for the benefit of the Company’s employees.  There are no stock options outstanding as of the date of this filing.

The Company's directors do not receive remuneration from the Company unless approved by the Board. No compensation has been paid to the Company's directors since inception.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with related persons

On November 24, 2007, Mr. Qiang purchased 1,500,000 shares of the Company’s common stock for $3,000 by subscription. On November 6, 2009 he acquired an additional 3,000,000 shares for $6,000 through a private sale transaction with a former director.

The Company is indebted to Mr. Qiang for $27,500 for loans to the Company to pay for Company operating expenses. The loans are unsecured, bear no interest and have no stated repayment terms.

On December 1, 2010, Mr. Qiang and FLG entered into an Affiliate Stock Purchase Agreement (the “Purchase Agreement”), which was amended by the parties on January 28, 2011. Pursuant to the Purchase Agreement Mr. Qiang sold to ARG, and ARG purchased from him, (a) an aggregate of 4,500,000 shares of the Company’s common stock representing approximately 82% of the then issued and outstanding shares of common stock for an aggregate purchase price of $92,500, or approximately $0.02 per share, and (b) the note issued to Mr. Qiang by the Company in consideration for the loans extended to the Company for an aggregate purchase price of $27,500.

Other than the above transactions or as otherwise set forth in this report or in any reports filed by the Company with the SEC, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K. The Company is currently not a subsidiary of any company.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

Director Independence

Sir Redmond Watt and Mr. Nigel Woodhouse are independent directors pursuant to the definition of “independent director” under the Rules of NASDAQ, Marketplace Rule 5605(a)(2).

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock, $.001 par value, is quoted on the OTC Bulletin Board under the symbol “KTCE.” There were no reported quotations for our common stock during the fiscal years 2009 and 2010.

As of February 28, 2011, we had approximately 31 shareholder of record. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock

Dividends

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

Securities authorized for issuance under equity compensation plans

As of the date of this Current Report, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES;
USE OF PROCEEDS FROM REGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

The Company is authorized to issue up to 75,000,000 shares of common stock, par value $.001 per share and has no preferred stock authorized. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters.  The Company’s bylaws provide that elections for directors shall be by a majority of votes.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.  Upon its liquidation, dissolution or winding up, and after payment of creditors the assets of FLG will be divided pro-rata on a share-for-share basis among the holders of the shares of its common stock.

The holders of shares of the Company common stock are entitled to dividends out of funds legally available when and as declared by our board of directors.  The board of directors of the Company has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should the Company decide in the future to pay dividends, as a holding company, its ability to do so and meet other obligations depends upon the receipt of dividends or other payments from its operating subsidiaries and other holdings and investments.  In addition, the Company’s operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to the Company, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.  In the event of the Company’s liquidation, dissolution or winding up, holders of its common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of the Company’s common stock are duly authorized, validly issued, fully paid and non-assessable.  To the extent that additional shares of the Company’s common stock are issued, the relative interests of existing stockholders will be diluted.

Routh Stock Transfer, Suite 200, 6860 N. Dallas Parkway, Plano, Texas, USA 75024 is the registrar and transfer agent for our common stock. Their phone number is (972) 381-2782 and their fax number is (972) 381-2783.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission, located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the Commission  may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission maintains a web site (http://www.sec.gov.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission such as us. You may access our Commission filings electronically at this Commission website. These Commission filings are also available to the public from commercial document retrieval services.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” for a description of the unregistered sales of equity securities as a result of the Share Exchange and under the Subscription Agreement, which is incorporated in its entirety into this Item 3.02.

The issuance of shares of common stock as a result of the Share Exchange was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, Regulation D and Regulation S promulgated thereunder.

The issuances of the shares of common stock, Series A Warrants and Series B Warrants under the Subscription Agreement were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, Regulation D and Regulation S promulgated thereunder.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Previous Independent Accountants

On February 28, 2011, we dismissed Weinberg & Baer LLC, as our independent accountant. The reports of Weinberg & Baer LLC, on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent accountants was approved by our Board of Directors on February 28, 2011.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with Weinberg & Baer LLC, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinberg & Baer LLC, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided Weinberg & Baer LLC, with a copy of this disclosure before its filing with the SEC. We requested that Weinberg & Baer LLC, provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Weinberg & Baer LLC, stating that it does agree with the above statements. A copy of such letter, dated as of March 3, 2011 is filed as Exhibit 16.1 to this report.

New Independent Accountants

Our Board of Directors appointed Child, Van Wagoner & Bradshaw, PLLC as our new independent registered public accounting firm effective as of February 28, 2011. During the two most recent fiscal years and through the date of our engagement, we did not consult with Child, Van Wagoner & Bradshaw, PLLC regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the share exchange with the FLG Stockholders and the private placement, the FLG Stockholders now own approximately 86.7% of the total outstanding shares of our Common Stock on a fully-diluted basis giving effect to the share exchange and the sale of shares of our common stock, but not including the warrants issued pursuant to the Subscription Agreement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Please refer to Item 2.01 - “Completion of Acquisition or Disposition of Assets “- “Our Directors and Executive Officers” and Item 5.01 - “Changes in Control of Registrant” above, which description is in its entirety incorporated by reference to this Item 5.02 of this report.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 28, 2011, our board of directors approved a change in our fiscal year end from March 31 to September 30 which is the fiscal year end of FLG.  This change is being effectuated in connection with the share exchange described in Item 2.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)  The financial statements of FLG are appended to this report beginning on page F-1.

(d)  The following exhibits are filed with this report:

4.1	Form of Series A Warrant of Kryptic Entertainment, Inc. issued on February 28, 2011 pursuant to the Subscription Agreement.

4.2	Form of Series B Warrant of Kryptic Entertainment, Inc. issued on February 28, 2011 pursuant to the Subscription Agreement.

10.1	Form of Subscription Agreement dated February 28, 2011 by and among Kryptic Entertainment, Inc. and the investors named therein.

14.1	Code of Ethics.

16.1	Letter from Weinberg & Baer LLC to the SEC.

21.1	List of subsidiaries.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of
Farm Lands of Guinea Limited
British Virgin Islands

We have audited the accompanying consolidated balance sheets of Farm Lands of Guinea Limited and its subsidiary (a development stage company) (the Company) as of December 31, 2010 and September 30, 2010, and the related consolidated statements of operations and comprehensive loss, cash flows, and changes in equity (deficit) for the three months ended December 31, 2010, for the period from August 9, 2010 (inception) to September 30, 2010, and for the period from August 9, 2010 (inception) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Ccompany is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Farm Lands of Guinea Limited and its subsidiary as of December 31, 2010 and September 30, 2010, and the results of its operations and its cash flows for the three months ended September 30, 2010, for the period from August 9, 2010 (inception) to September 30, 2010 and for the period from August 9, 2010 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a deficit working capital, a retained deficit, and has suffered recurring losses from operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
March 3, 2011

Farm Lands of Guinea Limited
(A Development Stage Company)

Index to Consolidated Financial Statements

Contents	Page(s)

Consolidated Balance Sheets as of December 31, 2010 and September 30, 2010	F-1

Consolidated Statements of Operations and Comprehensive Loss for the three months ended December 31, 2010, for the period from  inception (August 9, 2010) to September 30, 2010, and for the period from inception (August 9, 2010) to December 31, 2010
F-2

Consolidated Statements of Changes in Equity (Deficit) for the three months ended December 31, 2010, for the period from  inception (August 9, 2010) to September 30, 2010, and for the period from inception (August 9, 2010) to December 31, 2010
F-3

Consolidated Statements of Cash Flows for the three months ended December 31, 2010, for the period from  inception (August 9, 2010) to September 30, 2010, and for the period from inception (August 9, 2010) to December 31, 2010
F-4

Notes to Consolidated Financial Statements	F-5

FARM LANDS OF GUINEA LIMITED
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	December 31, 2010	September 30, 2010

ASSETS
CURRENT ASSETS
Accounts receivable	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES AND EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable - related parties	$15,652	$17,865

TOTAL LIABILITIES	15,652	17,865

FARM LANDS OF GUINEA'S
STOCKHOLDERS' EQUITY (DEFICIT)
Share capital, no par value, 39,000,001 and
9,750,001 shares issued, and outstanding
at December 31, 2010 and September 30, 2010	9,000	2,250
Deficit accumulated in development stage	(23,087)	(18,329)

TOTAL FARM LANDS OF GUINEA'S
STOCKHOLDERS' EQUITY (DEFICIT)	(14,087)	(16,079)

Non controlling interests	(1,565)	(1,786)

TOTAL EQUITY (DEFICIT)	(15,652)	(17,865)

TOTAL LIABILITIES AND EQUITY	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

FARM LANDS OF GUINEA LIMITED
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

		Inception	Inception
		(August 9, 2010)	(August 9, 2010)
	Three Months Ended	Through	Through
	December 31, 2010	September 30, 2010	December 31, 2010

Revenues	$-	$-	$-

General and administrative expenses	(5,287)	(20,365)	(25,652)

LOSS FROM OPERATIONS	(5,287)	(20,365)	(25,652)

LOSS BEFORE TAXES	(5,287)	(20,365)	(25,652)

Income tax expense	-	-	-

NET LOSS	$(5,287)	$(20,365)	$(25,652)

Net loss attributable to non-controlling interests	529	2,036	2,565

Net loss attributable to Farm Lands of Guinea	(4,758)	(18,329)	(23,087)

Comprehensive loss:
Comprehensive loss attributable to Farm Lands of Guinea	(4,758)	(18,329)	(23,087)
Comprehensive loss attributable to non-controlling interests	(529)	(2,036)	(2,565)

Comprehensive loss	$(5,287)	$(20,365)	$(25,652)

Basic and diluted earnings (loss) per share	$(0.00)	$(0.00)

Weighted average common shares outstanding:
Basic and diluted	34,548,914	9,750,001

The accompanying notes are an integral part of these consolidated financial statements.

FARM LANDS OF GUINEA LIMITED
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

			Deficit	Accumulated
			Accumulated in	Other
			Development	Comprehensive	Non-controlling	Total Equity
	Common Shares	Share Capital	Stage	Income (Loss)	Interest	(Deficit)

August 9, 2010 (inception)	1	$-	$-	$-	$-	$-
Issuance of share capital	9,750,000	2,250	-	-	250	2,500
Net loss	-	-	(18,329)	-	(2,036)	(20,365)
September 30, 2010	9,750,001	$2,250	$(18,329)	$-	$(1,786)	$(17,865)

Issuance of share capital	29,250,000	6,750			750	7,500
Net loss	-	-	(4,758)	-	(529)	(5,287)
December 31, 2010	39,000,001	$9,000	$(23,087)	$-	$(1,565)	$(15,652)

The accompanying notes are an integral part of these consolidated financial statements.

FARM LANDS OF GUINEA LIMITED
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

		Inception	Inception
		(August 9, 2010)	(August 9, 2010)
	Three Months Ended	Through	Through
	December 31, 2010	September 30, 2010	December 31, 2010

Cash flows from operating activities
Net loss	$(5,287)	$(20,365)	$(25,652)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:	-	-	-
Net cash used in operating activities	(5,287)	(20,365)	(25,652)

Cash flows from financing activities
Proceeds from issuance of share capital	5,287	2,500	7,787
Proceeds from accounts payable - related parties	-	17,865	17,865
Net cash provided by financing activities	5,287	20,365	25,652

Increase (decrease) in cash and cash equivalents	-	-	-

Cash and cash equivalents at beginning of period	-	-	-

Cash and cash equivalents at end of period	$-	$-	$-

Supplemental cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Accounts payable transferred to share capital	$2,213	$-

The accompanying notes are an integral part of these consolidated financial statements.

Farm Lands of Guinea Limited
(A Development Stage Company)
Notes to the Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

Farm Lands of Guinea Limited (FLG or the Company) was incorporated on August 9, 2010 under the laws of the British Virgin Islands.

The principal activity of the Company in the period under audit was that of preliminary work in connection with the acquisition of farming land in Guinea.

The principal activity of the Company was that of holding shares in its subsidiary, Land & Resources of Guinea SA.

Land & Resources of Guinea SA (subsidiary) was incorporated on September 14, 2010 under the laws of Guinea, and became a  90% owned subsidiary of Farm Lands of Guinea Limited when 90% of its shareholders transferred their ownership to FLG in exchange for 39,000,000 shares of common stock on October 22, 2010. The exchange was accounted for as a transfer of equity interests between entities under common control. No gain, loss or intangible asset was recorded as a result of the transfer.

The principal activity of the subsidiary in the period under audit was that of preparation for arable farming in Guinea.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage entity

    The Company is considered a development stage entity, as defined in FASB ASC 915, because since August 9, 2010 (inception) it has not commenced operations that have resulted in significant revenue and the Company's efforts have been devoted primarily to activities related to raising capital.

Going concern

        As shown in the accompanying financial statements, the Company had no cash, a deficit working capital, an accumulated deficit, a total deficit, and a net loss through December 31, 2010, which raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.  Management intends to seek new capital from private placement investors to provide needed funds (see Note 7).

Basis of presentation – principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  This basis differs from that used in the statutory accounts of the operating subsidiaries of the Company, which were prepared in accordance with International Financial Reporting Standards and IFRIC interpretations. All necessary adjustments have been made to present the financial statements in accordance with US GAAP.

The consolidated financial statements include (i) the accounts of the Company and (ii) the accounts of its consolidated subsidiary.  All inter-company balances and transactions have been eliminated.

These consolidated financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $23,087. The Company’s ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to address the going concern issue by funding future operations through the sale of equity capital.

Business combination

In accordance with FASB ASC 805 “Business Combinations”, assets and liabilities are recorded at their acquisition date fair values.  Any differences between those fair values and the purchase price is recorded as goodwill or gain.

Management makes estimates of fair values based upon assumptions believed to be reasonable.  These estimates are based on historical experience and information obtained from the management of the acquired companies. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from revenues, customer relationships, key management and market positions, assumptions about the period of time the acquired trade names will continue to be used in the Company’s combined product portfolio, and discount rates used to establish fair value.  These estimates are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and cash equivalents

For the purpose of the statement of cash flows, cash and cash equivalents include cash on hand and demand deposits held by banks with maturities of three months or less.

Fair value of financial instruments

The Company follows FASB ASC 825-10-50-10 “Financial Instruments-Overall-Disclosure” for its financial instruments.  The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, prepayments and other current assets, accounts payable, customer deposits, taxes payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

Revenue recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.

Non-controlling interests

Non-controlling interests represent the government of the Republic of Guinea’s 10% equity ownership in Land & Resources of Guinea SA.

Segment reporting

FASB ASC 280, “Segment Reporting” requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

In accordance with FASB ASC 280, the Company has reviewed its business activities and determined that multiple segments do not exist that need to be reported.

Earnings per share

Earnings (loss) per common share is computed pursuant to FASB ASC 260 “Earnings per Share”.  Basic earnings (loss) per common share is computed by dividing net profit (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per common share is computed by dividing net profit (loss) attributable to common stockholders by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period to reflect the potential dilution that could occur from common shares issuable through common stock equivalents.

		Inception
	Three months	(August 9, 2010)
	ended	through
	December 31, 2010	September 30, 2010

Numerator for basic and diluted earnings (loss) per share attributable to common stockholders	$(5,287)	$(20,365)

Denominator for basic and diluted (loss) per share – Weighted average shares of common stock outstanding	34,548,914	9,750,001

Basic and diluted earnings (loss) per share	$(0.00)	$(0.00)

Income taxes

The Company accounts for income taxes under FASB ASC 740 “Income Taxes”.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. There are no deferred tax assets or liabilities at the balance sheet date.

NOTE 3 - FOREIGN OPERATIONS

Substantially all of the Company’s operations are carried out and all of its assets are located in Guinea.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in Guinea.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances and methods of taxation, among other things.

NOTE 4 – RELATED PARTY TRANSACTIONS

Included within Accounts payable is an amount of $15,652 relating to monies owed to Directors in respect of expenses incurred on behalf of the Company.

NOTE 5 – ISSUANCE OF SHARE CAPITAL

On October 22, 2010, 39,000,000 ordinary shares were issued with no par value, in exchange for 90% ownership in Land & Resources of Guinea in a transfer of equity interests between entities under common control.  FLG was the legal acquirer.  Capital transactions are shown as if the entities were combined at the beginning of the first period presented.

NOTE 6 – INCOME TAXES

British Virgin Islands

The Company was incorporated in the British Virgin Islands and is not subject to income taxes under the current laws of the British Virgin Islands.

Guinea

The Company’s subsidiary, Land & Resources of Guinea SA, was incorporated in Guinea, West Africa and is not subject to income taxes under the current laws of Guinea.

		Inception	Inception
	Three months	(August 9, 2010)	(August 9, 2010)
	ended	through	through
	December 31, 2010	September 30, 2010	December 31, 2010

Income Tax Expenses:
Current tax	$-	$-	$-
Total	$-	$-	$-

Any interest and penalties related to taxes, which the Company has none for the periods presented, would be booked in the financial statements as income tax expense.

NOTE 7 – SUBSEQUENT EVENTS

On February 28, 2011, we consummated the Share Exchange with Kryptic Entertainment Inc. (Kryptic) whereby FLG stockholders transferred 100% of our outstanding ordinary shares for an aggregate of 7,801,000 shares of Kryptic representing approximately 86.7% of their issued and outstanding common stock.

On February 28, 2011, we entered into and consummated a Subscription Agreement with certain investors pursuant to which the investors agreed to and did purchase for an aggregate of $1.0 million an aggregate of 50,000 units with each unit comprised of four (4) shares of common stock, Series A Warrant to purchase one (1) share of common stock at an exercise price of $7.50 per share and Series B Warrant to purchase one (1) share of common stock at an exercise price of $10.00 per share.

The share exchange and the private placement resulted in (i) a change in control of Kryptic with our shareholders owning approximately 86.7% of the issued and outstanding shares of common stock of Kryptic, (ii) FLG becoming a wholly-owned subsidiary of Kryptic, (iii) Land & Resources becoming an indirect 90% owned subsidiary of Kryptic, and (iv) appointment of certain nominees of FLG as directors and officers of Kryptic.

The Company has evaluated subsequent events from the balance sheet date through to when the financial statements were issued.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRYPTIC ENTERTAINMENT, INC.

Date: March 4, 2011

/s/ Mark Keegan
Name: Mark Keegan
Title: Chief Executive Officer